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                                  EXHIBIT 99.1

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Community Financial Holding Company, Inc. (the "Company"), hereby each certify as follows:

     The Annual Report on Form 10-KSB of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This 31st day of March 2003.


/s/ Richard C. Hayden
--------------------------------
Richard C. Hayden, Chief Executive Officer
(Principal Executive Officer)


/s/ Delmas L. "Sonny" Lindsey
--------------------------------
Delmas L. "Sonny" Lindsey, Chief Financial Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Community Financial Holding Company, Inc. and will be retained by Community Financial Holding Company, Inc. and furnished to the Securities and Exchange Commission or its staff request.

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